Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2002, in the Registration Statement (Form S-3) and related Prospectus of Path 1 Network Technologies Inc. to be filed on or about November 13, 2003.

/s/    Ernst & Young LLP

San Diego, California

November 11, 2003